UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2018 (August 31, 2018)

SHORE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

28969 Information Lane, Easton, Maryland 21601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 763-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2017, Shore Bancshares, Inc. (the “Company”) entered into (i) an amended and restated employment agreement with Lloyd L. Beatty, Jr., President and Chief Executive Officer of the Company and (ii) an employment agreements with Mrs. Donna J. Stevens, Chief Operating Officer of the Company. Similarly, on such date, the Company’s wholly-owned subsidiary, Shore United Bank (the “Bank”), entered into an employment agreement with Mr. Patrick M. Bilbrough, Chief Executive Officer of the Bank.

Each of the employment agreements have a twelve-month term, which automatically renew for successive twelve-month terms unless a party notifies the other party at least 60 days prior to the end of the then-current term of its, his or her decision not to renew the employment agreement. Notices of non-renewal were given effective August 31, 2018 as the parties to each of the employment agreements have determined to exchange the employment agreements for change of control agreements, effective one day after the expiration of the employment agreements on October 31, 2018.

The employment agreements of Mr. Beatty, Ms. Stevens and Mr. Bilbrough are incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on November 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: September 7, 2018	By:	/s/ Lloyd L. Beatty, Jr.
Lloyd L. Beatty, Jr. President and Chief Executive Officer

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